EXHIBIT 99.1

Donegal Group Inc. Announces Third Quarter Earnings

MARIETTA, Pa., Oct. 22, 2008 (GLOBE NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) today reported that its net income for the third quarter ended September 30, 2008 was $7,223,080, or $.29 per share of Class A common stock on a diluted basis, compared to $11,212,428, or $.45 per share of Class A common stock on a diluted basis, reported for the third quarter of 2007. The Company's net income for the third quarter of 2008 reflected realized investment losses related to its equity securities and increased weather claim activity.

The Company incurred net realized investment losses of $2,811,264, or $0.07 per Class A share on an after-tax basis, for the third quarter of 2008, compared to net realized investment gains of $488,226, or $0.01 per Class A share on an after-tax basis, for the third quarter of 2007. The third quarter of 2008 investment losses included approximately $1.4 million net realized losses upon the sale of investments and approximately $1.4 million from other than temporary impairment and other fair value adjustments to the Company's equity investments. Equity securities represented approximately 2% of the Company's investment portfolio at September 30, 2008.

Revenues for the third quarter of 2008 were $92,708,575, an increase of 8.5% over the third quarter of 2007, with net premiums earned of $88,170,757, a 13.6% increase over the year-earlier period. Net premiums written for the third quarter of 2008 were $92,177,442, an increase of 15.3% over net premiums written for the third quarter of 2007. This increase reflected organic premium growth during the third quarter of 2008 of approximately 3.8%. Net premiums written and earned in the 2008 period also reflected an increased allocation of approximately $7.5 million related to the pooling change effective March 1, 2008, as well as reinsurance savings that were largely due to the Company's decision to increase its per loss retention effective January 1, 2008.

The Company's combined ratio was 93.8% for the third quarter of 2008, compared to 88.3% for the third quarter of 2007. The Company's loss ratio for the third quarter of 2008 was 60.4%, compared to 52.8% for the third quarter of 2007, reflecting increased weather claim activity and less favorable prior-accident-year reserve development. The Company's expense ratio was 33.0% for the third quarter of 2008, compared to 35.0% for the third quarter of 2007, reflecting decreased underwriting-based incentive compensation costs.

Net investment income was $5,801,750 for the third quarter of 2008, relatively unchanged from the $5,812,669 reported for the third quarter of 2007, reflecting a shift to short-term investments in lower-yielding U.S. Government securities during the third quarter of 2008. The voluntary redemption of $15.5 million subordinated debentures on August 15, 2008 reflects management's confidence in the strength of the Company's capital position, with related interest expense savings more than offsetting the related decrease in investment income for the third quarter of 2008.

Net income for the nine months ended September 30, 2008 was $20,840,981, compared to $27,483,322 reported for the nine months ended September 30, 2007. On a diluted basis, net income per share of Class A common stock for the nine months ended September 30, 2008 was $0.83, compared to $1.10 for the year-earlier period. The Company's combined ratio for the first nine months of 2008 was 95.9%, compared to the combined ratio of 91.5% posted for the comparable period in 2007. The Company's loss ratio was 62.9% for the first nine months of 2008, compared to 57.0% for the first nine months of 2007, with the increase reflecting increased weather-related claim activity and less favorable prior-accident-year reserve development in the first nine months of 2008. The Company's expense ratio was 32.6% for the first nine months of 2008, compared to 34.2% for the first nine months of 2007, with the decrease representing decreased underwriting-based incentive compensation costs.

"We are pleased to report an increase in quarterly net income, exclusive of realized investment gains and losses, compared to the first two quarters of 2008. We are also pleased to report that our realized investment losses appear to be modest relative to those being reported by many of our peers. We continue to strive for prudent premium growth and underwriting profitability, while focusing on minimizing risk in our investment portfolio," stated Donald H. Nikolaus, President and Chief Executive Officer of Donegal Group Inc.

The Company's book value increased to $13.95 per common share at September 30, 2008, compared to $13.66 per common share at September 30, 2007.

On October 16, 2008, the Company's board of directors approved a quarterly cash dividend payable on November 17, 2008 of $.105 per share of Class A common stock and $.0925 per share of Class B common stock to stockholders of record as of the close of business on November 3, 2008.

The Company will hold a conference call and webcast on Wednesday, October 22, 2008, beginning at 11:00 A.M. Eastern Daylight Time. You may listen via the Internet by accessing the webcast link in the Investors area of the Company's web site at www.donegalgroup.com. A replay of the conference call will also be available via the Company's web site.

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in five Mid-Atlantic states (Delaware, Maryland, New Hampshire, New York and Pennsylvania), eight Southeastern states (Alabama, Georgia, Louisiana, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and five Midwestern states (Iowa, Nebraska, Ohio, Oklahoma and South Dakota).

All statements contained in this press release that are not historic facts are based on current expectations. Such statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and necessarily involve risks and uncertainties. Actual results could vary materially. The factors that could cause actual results to vary materially include, but are not limited to, the ability of the Company to maintain profitable operations, the adequacy of the Company's reserves for losses and loss adjustment expenses, business and economic conditions in the areas in which the Company operates, severe weather events, competition from various insurance and non-insurance businesses, terrorism, the availability and cost of reinsurance, legal and judicial developments, changes in regulatory requirements and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                               Donegal Group Inc.
                              Financial Highlights
                                   (unaudited)

                                               Quarter Ended
                                               September 30
                                       ----------------------------
                                            2008           2007
                                       -------------  -------------

 Net premiums earned                   $  88,170,757  $  77,609,940
 Investment income, net of investment
  expenses                                 5,801,750      5,812,669
 Net realized investment gains (losses)   (2,811,264)       488,226
 Total revenues                           92,708,575     85,440,831

 Net income                            $   7,223,080  $  11,212,428

 Net income per common share:
  Class A common stock - basic         $        0.29  $        0.45
                                       -------------  -------------
  Class A common stock - diluted       $        0.29  $        0.45
                                       -------------  -------------
  Class B common stock - basic and
   diluted                             $        0.26  $        0.41
                                       -------------  -------------

                                            Nine Months Ended
                                               September 30
                                       ----------------------------
                                            2008           2007
                                       -------------  -------------

 Net premiums earned                   $ 257,507,718  $ 231,882,586
 Investment income, net of investment
  expenses                                17,287,476     16,878,913
 Net realized investment gains (losses)   (2,789,535)       653,656
 Total revenues                          276,471,625    253,728,023

 Net income                            $  20,840,981  $  27,483,322

 Net income per common share:
  Class A common stock - basic         $        0.84  $        1.11
                                       -------------  -------------
  Class A common stock - diluted       $        0.83  $        1.10
                                       -------------  -------------
  Class B common stock - basic and
   diluted                             $        0.76  $        1.00
                                       -------------  -------------

                                  Donegal Group Inc.
                          Consolidated Statements of Income
                      (unaudited; in thousands, except share data)

                                                Quarter Ended
                                                September 30
                                           ------------------------
                                              2008         2007
                                           -----------  -----------

 Net premiums earned                       $    88,171  $    77,610
 Investment income, net of investment
  expenses                                       5,801        5,813
 Net realized investment gains (losses)         (2,811)         488
 Lease income                                      231          268
 Installment payment fees                        1,316        1,262
                                           -----------  -----------
  Total revenues                                92,708       85,441
                                           -----------  -----------

 Net losses and loss expenses                   53,234       41,011
 Amortization of deferred policy
  acquisition costs                             14,818       12,940
 Other underwriting expenses                    14,241       14,218
 Other expenses                                    315          484
 Policyholder dividends                            437          361
 Interest                                          399          734
                                           -----------  -----------
  Total expenses                                83,444       69,748
                                           -----------  -----------

 Income before income tax expense                9,264       15,693
 Income tax expense                              2,041        4,481
                                           -----------  -----------

 Net income                                $     7,223  $    11,212
                                           ===========  ===========
 Net income per common share:
  Class A common stock - basic             $      0.29  $      0.45
                                           -----------  -----------
  Class A common stock - diluted           $      0.29  $      0.45
                                           -----------  -----------
  Class B common stock - basic and diluted $      0.26  $      0.41
                                           -----------  -----------

 Supplementary Financial Analysts' Data

 Weighted-average number of shares
  outstanding:
  Class A common stock - basic              19,882,405   19,628,405
                                           -----------  -----------
  Class A common stock - diluted            20,015,192   19,850,016
                                           -----------  -----------
  Class B common stock - basic and diluted   5,576,775    5,576,775
                                           -----------  -----------

 Net written premiums                      $    92,177  $    79,930
                                           -----------  -----------

 Book value per common share at end of
  period                                   $     13.95  $     13.66
                                           -----------  -----------

                           Donegal Group Inc.
                   Consolidated Statements of Income
             (unaudited; in thousands, except share data)

                                               Nine Months Ended
                                                  September 30
                                           --------------------------
                                               2008          2007
                                           ------------  ------------

 Net premiums earned                       $    257,508  $    231,882
 Investment income, net of investment
  expenses                                       17,288        16,879
 Net realized investment gains (losses)          (2,790)          654
 Lease income                                       705           791
 Installment payment fees                         3,761         3,522
                                           ------------  ------------
  Total revenues                                276,472       253,728
                                           ------------  ------------

 Net losses and loss expenses                   162,244       132,155
 Amortization of deferred policy
  acquisition costs                              43,109        37,890
 Other underwriting expenses                     40,712        41,330
 Other expenses                                   1,211         1,497
 Policyholder dividends                             925           868
 Interest                                         1,546         2,160
                                           ------------  ------------
  Total expenses                                249,747       215,900
                                           ------------  ------------

 Income before income tax expense                26,725        37,828
 Income tax expense                               5,884        10,345
                                           ------------  ------------

 Net income                                $     20,841  $     27,483
                                           ============  ============
 Net income per common share:
  Class A common stock - basic             $       0.84  $       1.11
                                           ------------  ------------
  Class A common stock - diluted           $       0.83  $       1.10
                                           ------------  ------------
  Class B common stock - basic and diluted $       0.76  $       1.00
                                           ------------  ------------

 Supplementary Financial Analysts' Data

 Weighted-average number of shares
  outstanding:
  Class A common stock - basic               19,849,971    19,674,869
                                           ------------  ------------
  Class A common stock - diluted             20,026,429    19,967,126
                                           ------------  ------------
  Class B common stock - basic and diluted    5,576,775     5,576,775
                                           ------------  ------------

 Net written premiums                      $    286,341  $    242,909
                                           ------------  ------------

 Book value per common share at end of
  period                                   $      13.95  $      13.66
                                           ------------  ------------

                             Donegal Group Inc.
                       Consolidated Balance Sheets
                              (in thousands)

                                        September 30,  December 31,
                                            2008           2007
                                        ------------   ------------
                                         (unaudited)

 ASSETS
 Investments:
  Fixed maturities:
   Held to maturity, at amortized cost  $    104,156   $    154,290
   Available for sale, at fair value         414,296        336,318
  Equity securities, at fair value            14,758         36,361
  Investments in affiliates                    8,120          8,649
  Short-term investments, at cost             82,814         70,252
                                        ------------   ------------
   Total investments                         624,144        605,870
 Cash                                          6,467          4,289
 Premiums receivable                          59,259         51,038
 Reinsurance receivable                       86,509         78,897
 Accrued investment income                     5,899          5,875
 Deferred policy acquisition costs            30,872         26,235
 Prepaid reinsurance premiums                 54,902         47,286
 Property and equipment, net                   5,774          5,608
 Deferred tax asset, net                      16,236          7,026
 Other assets                                  4,009          1,972
                                        ------------   ------------
   Total assets                         $    894,071   $    834,096
                                        ============   ============

                                  Donegal Group Inc.
                         Consolidated Balance Sheets (continued)
                                    (in thousands)

                                        September 30,  December 31,
                                            2008           2007
                                        ------------   ------------
                                        (unaudited)

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities:
  Losses and loss expenses              $    242,148   $    226,432
  Unearned premiums                          239,880        203,431
  Accrued expenses                            11,248         12,313
  Subordinated debentures                     15,465         30,929
  Due to affiliate                               459            242
  Accounts payable - securities               24,071          1,820
  Other liabilities                            5,143          6,239
                                        ------------   ------------
   Total liabilities                         538,414        481,406
                                        ------------   ------------
 Stockholders' equity:
  Preferred stock                                 --             --
  Class A common stock                           205            202
  Class B common stock                            56             56
  Additional paid-in capital                 162,632        156,851
  Accumulated other comprehensive
   income (loss)                              (7,278)         6,974
  Retained earnings                          207,692        193,807
  Treasury stock, at cost                     (7,650)        (5,200)
                                        ------------   ------------
   Total stockholders' equity                355,657        352,690
                                        ------------   ------------
   Total liabilities and stockholders'
    equity                              $    894,071   $    834,096
                                        ============   ============

CONTACT:  Donegal Group Inc.
          Jeffrey D. Miller, Senior Vice President & Chief Financial
           Officer
          (717) 426-1931
          Fax: (717) 426-7009
          jeffmiller@donegalgroup.com